                                                                    EXHIBIT 23.2



The Board of Directors of
McAfee.com Corporation:

     We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our reports dated January 17, 2001 relating to the financial statements and financial statement schedule, which appear in McAfee.com Corporation's Annual Report on Form 10-K for the year ended December 31, 2000. We also consent to the reference to us under the heading "Experts" in such Registration Statement.



/s/ PricewaterhouseCoopers LLP


San Jose, California
May 9, 2001